UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 13, 2012

Tengion, Inc.
(Exact name of registrant as specified in its charter)

001-34688
(Commission File Number)

Delaware	20-0214813
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

3929 Westpoint Blvd., Suite G
Winston-Salem, PA 27103
(Address of principal executive offices, with zip code)

(336) 722-5855
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously reported, on May 15, 2012, Tengion, Inc. (the “Company”) received a letter from the Listing Qualifications Department of the NASDAQ Stock Market (the “Staff”) notifying the Company that it did not comply with the minimum $2,500,000 stockholders’ equity requirement for continued listing on the NASDAQ Capital Market as set forth in Listing Rule 5550(b).

The Company submitted a plan to regain compliance with this continued listing criterion; however, on July 13, 2012, the Staff notified the Company by letter of the Staff’s denial of the plan.  The letter provides that, absent an appeal of the Staff's determination by the Company, trading of the Company's common stock will be suspended at the opening of business on July 24, 2012, and a Form 25−NSE will be filed with the Securities and Exchange Commission to remove the Company's securities from listing and registration on the NASDAQ Capital Market.

On July 19, 2012, the Company appealed the Staff's determination by requesting a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”) to seek continued listing pending its return to compliance with the minimum stockholders' equity requirement under NASDAQ Listing Rule 5550(b).

While the appeal is pending, the Company’s securities will not be delisted and the Form 25-NSE will not be filed. However, there can be no assurance that the Panel will grant the Company's request for continued listing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENGION, INC.

Date: July 19, 2012	By: /s/ A. Brian Davis
Chief Financial Officer and Vice President, Finance